Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 24, 2007, except for Note 19, as to which the date is November 20, 2007, in Amendment No. 4 to Registration Statement (Form S-1 No. 333-146377) and the related Prospectus of MEMSIC, Inc. for the registration of its shares of common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts

November 29, 2007